EXHIBIT 99.1

First Cash Raises 2009 Continuing Ops Earnings Guidance by $0.05; Pays Off Credit Facility With Proceeds From Sale of West Coast Payday Operations

ARLINGTON, Texas, Jan. 7, 2010 (GLOBE NEWSWIRE) -- First Cash Financial Services, Inc. (Nasdaq:FCFS) today announced that it is raising fiscal 2009 guidance for earnings from continuing operations by $0.05 per share. The increase is the result of stronger than expected fourth quarter revenue and operating results from the Company's pawn operations, both in the U.S. and Mexico. The Company also announced the successful sale of its West Coast payday lending and check-cashing operations as part of its ongoing strategy for increasing focus and growth on the Company's core pawn operations. The Company utilized the cash received from this sale, along with strong operating cash flows, to pay off in-full its bank credit facility. Comparatively, the Company had $69 million outstanding on the credit facility at the beginning of the year. In addition, the Company is initiating fiscal 2010 earnings guidance.

Fiscal 2009 Earnings Guidance

The Company is increasing by $0.05 per share its estimate of earnings from continuing operations, which are primarily pawn-related, for both the fourth quarter and fiscal 2009. The previous guidance for earnings per share from continuing operations for fiscal 2009 was a range of $1.37 to $1.39 per share, which included an expected earnings contribution of approximately $0.05 per share from the Company's West Coast payday lending stores. With the announced sale of the West Coast stores, as discussed further herein, the adjusted earnings per share estimate from continuing operations would have been $1.32 to $1.34. Based on strong fourth quarter operating results of the Company's pawn operations, management now projects that earnings per share, excluding the earnings from the West Coast stores, will be in a range of $1.37 to $1.39 per share for fiscal 2009. For the fourth quarter of 2009, projected earnings per share from continuing operations, excluding the West Coast stores, is now $0.42 to $0.44, versus adjusted prior guidance of $0.37 to $0.39.

The increased guidance range implies estimated year-over-year earnings growth of approximately 20% to 26% for the fourth quarter of 2009 and 12% to 14% for the full year. Mr. Rick Wessel, First Cash's Chief Executive Officer, stated, "Our fourth quarter pawn revenues significantly exceeded our expectations. Retail sales, including the just completed holiday shopping season, were up solidly in the U.S. and were exceptionally strong in Mexico. In addition, sales of scrap jewelry have increased throughout the quarter based on the strength of transaction volumes and increased gold prices. We are confident that our net earnings for the fourth quarter and the full year will reflect the benefit of this strong top-line performance."

Sale of West Coast Payday Lending Operations

The Company previously disclosed its intentions to market for sale its West Coast check-cashing/payday lending operations as part of its strategy for further reducing regulatory exposure from payday lending products and continuing to increase focus on its pawn operations. In December 2009, the Company reached an agreement to sell all 22 of its stores located in California, Washington and Oregon. The purchaser, privately-held California Check Cashing Stores, LLC, completed the all-cash transaction to acquire the Company's 18 California and Oregon locations on December 29, 2009 and expects to close on the four Washington locations in early 2010.

Mr. Wessel noted, "The disposition of these stores is a positive event for the Company. We received a fair price for the stores and eliminated our regulatory exposure to payday lending in three states. At this point, the Company's storefront payday operations are essentially reduced to only two states: Texas and Illinois. In addition, this decision allows First Cash to redeploy management resources and capital to further grow our core pawn operations in the U.S. and Mexico."

The Company expects to record cash gains from the sale of the California and Oregon stores in the fourth quarter of 2009 and the Washington stores in early 2010. The gains from the sale, along with the earnings from operations for all of the West Coast stores of an estimated $0.05 per share in fiscal 2009 and $0.06 per share in 2008, will be classified for reporting purposes as discontinued operations. Earnings from continuing operations will be reclassified to exclude the West Coast results in 2009 and comparative prior-year periods.

Cash Flows and Repayment of Credit Facility

As of December 31, 2009, the Company paid off the remaining balance on its $90 million bank revolving credit facility, of which $69 million was outstanding at the beginning of the year and $43 million was owed at the beginning of the fourth quarter. The facility was repaid utilizing cash flows generated from the strong pawn operations, along with proceeds from the sale of West Coast stores and continuing residual cash flows from the discontinued Auto Master operation. In addition to debt repayment, the Company has utilized its free cash flow to accumulate approximately $10 million of invested cash, which is in excess of normal cash balances required for store operations.

2010 Outlook and Earnings Guidance

The Company is initiating its fiscal 2010 guidance for diluted earnings per share from continuing operations; earnings are projected to be in a range of $1.53 to $1.59 per share, which represents 10% to 14% growth over expected 2009 earnings. These projections exclude previously expected 2010 earnings of approximately $0.05 per share from the Company's former West Coast stores. The Company expects significant continued revenue and earnings growth in 2010, especially in Mexico. The majority of 2010 revenues will be derived from pawn operations, with only 11% to 13% of revenues expected to be from U.S. short-term loan and credit services operations.

The Company opened/acquired a total of 66 stores in 2009, of which 63 were pawn stores. A total of 60 of the pawn store openings during 2009 were in Mexico. In 2010, the Company anticipates opening 65 to 75 new stores, the majority of which will be in Mexico. The Company does not anticipate opening any new U.S. short-term/payday loan stores.

In summary, Mr. Wessel stated, "We are excited to report on the strong revenue results for the fourth quarter, our significant cash flows and the sale of the West Coast payday stores. As we look forward to 2010, we believe we are well-positioned for further growth and expansion of our core pawn business in the U.S. and Mexico."

Forward-Looking Information

This release may contain forward-looking statements about the business, financial condition and prospects of the Company. Forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, can be identified by the use of forward-looking terminology such as "believes," "projects," "expects," "may," "estimates," "should," "plans," "targets," "intends," "could," or "anticipates," or the negative thereof, or other variations thereon, or comparable terminology, or by discussions of strategy or objectives. Forward-looking statements can also be identified by the fact that these statements do not relate strictly to historical or current matters. Rather, forward-looking statements relate to anticipated or expected events, activities, trends or results. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties. Forward-looking statements in this release include, without limitation, the Company's expectations of earnings per share, earnings growth, income and losses related to discontinued operations, collections results, future tax benefits, expansion strategies, store openings, liquidity, cash flow, credit losses and related provisions, debt repayments, consumer demand for the Company's products and services, competition, regulatory risks, and other performance results. These statements are made to provide the public with management's current assessment of the Company's business. Although the Company believes that the expectations reflected in forward-looking statements are reasonable, there can be no assurances that such expectations will prove to be accurate. Security holders are cautioned that such forward-looking statements involve risks and uncertainties. The forward-looking statements contained in this release speak only as of the date of this statement, and the Company expressly disclaims any obligation or undertaking to report any updates or revisions to any such statement to reflect any change in the Company's expectations or any change in events, conditions or circumstances on which any such statement is based. Certain factors may cause results to differ materially from those anticipated by some of the statements made in this release. Such factors are difficult to predict and many are beyond the control of the Company and may include changes in regional, national or international economic conditions, changes in the inflation rate, changes in the unemployment rate, changes in consumer purchasing, borrowing and repayment behaviors, changes in credit markets, the ability to renew and/or extend the Company's existing bank line of credit, credit losses, changes or increases in competition, the ability to locate, open and staff new stores, the availability or access to sources of inventory, inclement weather, the ability to successfully integrate acquisitions, the ability to retain key management personnel, the ability to operate with limited regulation as a credit services organization, new federal, state or local legislative initiatives or governmental regulations (or changes to existing laws and regulations) affecting short-term/payday loan businesses, credit services organizations and pawn businesses (in both the U.S. and Mexico), unforeseen litigation, changes in interest rates, changes in tax rates or policies, changes in gold prices, changes in energy prices, cost of funds, changes in foreign currency exchange rates, future business decisions, public health issues and other uncertainties. These and other risks, uncertainties and regulatory developments are further and more completely described in the Company's 2008 Annual Report on Form 10-K and updated in subsequent releases on Form 10-Q.

About First Cash

First Cash Financial Services, Inc. is a leading specialty retailer and provider of consumer financial services. Its pawn stores retail a wide variety of jewelry, electronics, tools and other merchandise, make small loans secured by pledged personal property, and in certain locations provide other short-term loan and credit services products. The Company's short-term loan locations provide various combinations of short-term loan products, installment loans, check cashing, credit services and other financial services products. The Company owns and operates over 545 stores in eight U.S. states and 19 states in Mexico.

First Cash is a component company in both the Standard & Poor's SmallCap 600 Index(R) and the Russell 2000 Index(R). First Cash's common stock (ticker symbol "FCFS") is traded on the Nasdaq Global Select Market, which has the highest initial listing standards of any stock exchange in the world based on financial and liquidity requirements.

The First Cash Financial Services, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=3365

CONTACT:  First Cash Financial Services, Inc.
          Rick Wessel, Vice Chairman and Chief Executive Officer
          Doug Orr, Executive Vice President and Chief Financial
           Officer
          (817) 505-3199
          investorrelations@firstcash.com
          www.firstcash.com